UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 31, 2007

TELEGEN CORPORATION

(Exact Name of Registrant as specified in its charter)

 California
(State or other jurisdiction of incorporation)

000-21864	84-0672714
(Commissioner File Number)	(IRS Employer Identification No.)

1840 GATEWAY DRIVE, SUITE 200, SAN MATEO, CALIFORNIA 94404

(Address of principal executive offices)

(650) 292-9658

(Registrant’s telephone number)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act of (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act of (17 CFR 240.13e-4(c))

Item 1.01    Entry Into a Material Definitive Agreement

On October 1, 2007, Telegen Corporation (“Telegen”) formed a wholly owned subsidiary, Sendio s.r.o., a company formed under the laws of the Czech Republic (“Subsidiary”).

On October 31, 2007, Subsidiary entered into a non-residential premises lease agreement with Multidisplay, s.r.o., a company formed under the laws of the Czech Republic (“Multidisplay”) for certain facilities located in the Czech Republic (the “Premises Lease”). Also on October 31, 2007, Telegen entered into a letter agreement with Multidisplay and CTP Products B.V., the parent company of Multidisplay (“CTP”). Telegen intends to utilize the facilities, along with certain equipment owned by Multidisplay, to assess the feasibility of manufacturing of its energy efficient, environmentally friendly lighting technology.

The Premises Lease is for approximately 420,000 square feet of office and manufacturing facilities in City of Hranice, in the Czech Republic. The lease is effective from November 1, 2007 and terminates on June 30, 2008 (“Initial Term”). At its option, Subsidiary has the right to extend the Premises Lease by providing written notice to Multidisplay no later than April 30, 2008 to extend the Premises Lease for an additional nine years and three months, which such term shall end October 31, 2017 (the “Extended Term”).

The rent for the Initial Term is EUR 1,575,000 (approximately $2,275,000 USD), plus mandatory VAT. If the Premises Lease is extended for the Extended Term, the annual rent will be EUR 2,100,000 (approximately $3,034,000 USD), subject to increases of 2% annually commencing on January 1, 2009, plus mandatory VAT. Sendio is responsible for certain insurance, utilities, maintenance and other costs as described in the Premises Lease.

This summary of terms of the Premises Lease is qualified in its entirety to Exhibit 10.1 attached to this Form 8-K.

Telegen and CTP intend to enter into agreements that provide for partial guarantees of the performance of their respective subsidiaries under the above mentioned lease agreement.

In addition, in conjunction with the Premises Lease, Telegen entered into a letter agreement with Multidisplay and CTP (the “Letter Agreement”) dated October 31, 2007 regarding the settlement of rent on the Premises Lease. As described in the Letter Agreement, Multidisplay has assigned to CTP its interest in all proceeds under the Premises Lease for the Initial Term, including rent in the amount of EUR 1,575,000 (approximately $2,275,000 USD), plus all other amounts owing, including all taxes, levies and other fees or payments. Under the terms of the Letter Agreement, Telegen agreed to issue to CTP an aggregate of 6,100,000 shares of Telegen common stock, as payment in full of all amounts owing under the Premises Lease for the Initial Term. The shares were issued effective November 1, 2007.

This summary of terms of the Letter Agreement is qualified in its entirety by reference to Exhibit 10.2, attached to this Form 8-K.

Item 3.02     Unregistered Sales of Equity Securities

As described above in Item 1.01, effective November 1, 2007, Telegen issued 6,100,000 shares of common stock to CTP pursuant to the terms of the Letter Agreement. The shares were issued as payment in full for all amounts owing under the Premises Lease for the Initial Term, including rent in the amount of EUR 1,575,000 (approximately $2,275,000 USD), plus all other amounts owing, including all taxes, levies and other fees or payments.

The shares were issued to CTP pursuant to Regulation S under the Securities Act of 1933, as amended. The shares of common stock have not been registered under the Securities Act, and may not be offered or sold in the United States absent registration or an applicable exemption from the registration requirements.

ITEM 9.01    FINANCIAL STATEMENTS AND EXHIBITS.

(d)    Exhibits:

Exhibit Number Description

10.1    Agreement on the Lease of Non-Residential Premises between Sendio s.r.o. and Multidisplay, s.r.o., dated October 31, 2007
10.2    Letter Agreement Regarding Settlement of Rent Under Lease Obligations between Telegen Corporation, Multidisplay, s.r.o., and CTP Products B.V., dated October 31, 2007

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: November 6, 2007	By:	/s/ Matthew DeVries
Matthew DeVries Chief Financial Officer